EXHIBIT 21.1

SUBSIDIARIES OF SPECTRASITE, INC.

SPECTRASITE COMMUNICATIONS, INC.
CALIFORNIA TOWER, INC.
CNC2 ASSOCIATES, LLC
GREEN MOUNTAIN WIRELESS, INC.
L & T COMMUNICATIONS, INC.
LODESTAR NEW ORLEANS, INC.
LODESTAR REALTY, INC.
LODESTAR SITE MANAGEMENT, INC.
LODESTAR TOWER CHARLOTTE, INC.
LODESTAR TOWER JACKSONVILLE, INC.
LODESTAR TOWER NORTH PALM BEACH, INC.
LODESTAR TOWER ORLANDO, INC.
LODESTAR TOWER ST. LOUIS, INC.
LODESTAR TOWER ST. PETERSBURG, INC.
LODESTAR TOWER CALIFORNIA, INC.
LODESTAR TOWER CENTRAL, INC.
LODESTAR TOWER MID-ATLANTIC, INC.
LODESTAR TOWER MT. HARVARD, INC.
LODESTAR TOWER NORTHEAST, INC.
LODESTAR TOWER SOUTHEAST, INC.
LODESTAR TOWERS, INC.
LST COMPANIES, INC.
SOUTHERN TOWERS, INC.
SPECTRASITE BROADCAST TOWERS, INC.
SPECTRASITE BUILDING GROUP, INC.
SPECTRASITE COMMUNICATIONS, LTD.
SPECTRASITE TOWER LEASING SOUTH, INC.
SPECTRASITE TOWER LEASING, INC.
SPECTRASITE WIRELESS TOWERS, INC.
SPECTRASITE INTERNATIONAL, INC.
SPECTRASITE FUNDING I, INC.
SPURS OF MISSOURI, INC.
TOWER ASSET SUB II, INC.
TOWER ASSET SUB, INC.
SNE, LLC